UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2018

Rafina Innovations Inc.
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 19, 2018 the Company's Board of Directors approved the grant of a total of 1,500,000 stock awards which vested on the date of grant, and a total of 1,500,000 directors' stock options at $0.70 per share which vest on grant date each year for a total of five (5) years from the original date of grant.

Details of the award and option grants are provided below:

Name	Position	Number of stock awards, vesting on date of grant
Mr. Constantinos Zertalis	CEO, President and Director	600,000
Mr. Georgios Thrapsaniotis	Treasurer and Director	200,000
Ms. Paraskevi Pylarinou	CFO, Secretary and Director	200,000
Mr. Yiannis Levantis	Director	500,000
Total awards granted		1,500,000

Name	Position	Number of stock options for exercise at $0.70 per share granted each year for Five (5) years, vesting on grant date and expiring five years from vesting date.
Mr. Constantinos Zertalis	CEO, President and Director	500,000
Mr. Georgios Thrapsaniotis	Treasurer and Director	300,000
Ms. Paraskevi Pylarinou	CFO, Secretary and Director	300,000
Mr. Yiannis Levantis	Director	400,000
Total options granted per year		1,500,000

A copy of each of the form of Stock award and Stock Option Grant Notice is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, ("Securities Act"), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Directors

Appointment of Chairman

On October 19, 2018 the Company's Board of Directors appointed Mr. Constantinos Zertalis, CEO, President and Director as Chairman of the Board of Directors.

Resignation of Officers

On November 21, 2018 the Company's Chief Technology Officer, Dr. Christos Kapatos resigned his position as Chief Technology Officer and as a consultant due to the Company's breach of Sections 3.1 and 3.2 of that certain Consulting Agreement originally entered into April 16, 2014 (as amended from time to time, including, without limitation, Addendum 1, Addendum 2 and Addendum 3, collectively, the "Consulting Agreement"), all of which agreements have been previously filed with the Securities and Exchange Commission on Current Report on Form 8-K.  The Company declined to cure the noticed breach(es) in the ten (10) day period as allotted from notice date and subsequently accepted the resignation of Dr. Kapatos effective November 21, 2018.  Further, on December 4, 2018 the Company notified Dr. Kapatos of the termination of that certain Acquisition agreement between Dr. Kapatos and HCI VIOCARE TECHNOLOGIES LIMITED, the Company's wholly owned subsidiary, dated April 16, 2014, as amended May 8, 2015 (collectively the "Acquisition Agreement").
Until such time as a new Chief Technology Officer is appointed Dr. Hari Elangovan, an employee of the Company since 2014, will be assuming a leadership role in the ongoing development of the Company's technology.  Dr. Elangovan began his career as a medical doctor, having graduated in Chennai, India with a medical degree (M.B.B.S.) of First Class Distinction.  Dr. Elangovan decided to transition to the field of technology starting 2011  and earned a Biomedical Engineering PhD, as the University of Strathclyde, which he completed with high accolades.  Dr. Elangovan has an impressive track record in Biomedical Engineering R&D, with a significant number of patents to his name, as Chief Inventor. Some of these include micro-robotics technologies for micro-surgery, sensor technologies for car bump recognition, respiratory assist devices for sleep apnoea, intelligent medical mattress technologies, to name a few.

SECTION 8.   FINANCIAL STATEMENTS AND EXHIBITS

ITEM 8.01     OTHER EVENTS

The Company's Board of Directors have determined to hold an Annual General Meeting of Shareholders (the "Meeting") under the appropriate Nevada Statutes and applicable SEC rules, at the first practicable date.  The formal business of this Meeting will include the election of directors, with the informal business to include a corporate update from the Company's CEO and a set period for questions and answers from the floor.

The Company intends to publish the associated materials with respect to the Meeting in the coming weeks.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit no.	Description
10.1	Form of Stock Award and Stock Option Grant Notices	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rafina Innovations Inc.

Date: December 20, 2018	By:	/s/ Constantinos Zertalis
Name: Constantinos Zertalis
Title: President, CEO, and Director

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